Exhibit 99.1

BLACK MOUNTAIN ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	October 18, 2021	Proforma Adjustments			As Adjusted
		(unaudited)			(unaudited)
Assets:
Current assets:
Cash	$1,960,476	$—			$1,960,476
Prepaid expenses	248,932	—			248,932

Total current assets	2,209,408	—			2,209,408
Prepaid expenses, non-current	219,452	—			219,452
Cash held in Trust Account	244,800,000	36,000,000	(a	)	281,520,000
		(720,000)	(b	)
		1,440,000	(d	)

Total assets	$247,228,860	$36,720,000			$283,948,860

Liabilities, Common Stock Subject to Redemption, and Stockholders’ Deficit
Current liabilities:
Accrued offering costs and expenses	$809,093	$—			$809,093
Promissory note - related party	195,000	—			195,000

Total current liabilities	1,004,093	—			1,004,093
Deferred underwriting commissions	8,400,000	1,260,000	(c	)	9,660,000

Total liabilities	9,404,093	1,260,000			10,664,093

Commitments and Contingencies (Note 6)
Class A common stock subject to possible redemption, 24,000,000 and 27,600,000 shares at redemption value of $10.20 per share, actual and as adjusted	244,800,000	36,000,000	(a	)	281,520,000
		(720,000)	(d	)
		1,440,000	(d	)
Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—			—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; none issued and outstanding, (excluding 24,000,000 and 27,600,000 shares subject to possible redemption, actual and as adjusted)	—	—			—
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 6,900,000 shares issued and outstanding, actual and as adjusted (1)	690	—			690
Stock subscription receivable	(360)	—			(360)
Additional paid-in capital		(1,260,000)	(c	)	—
		1,260,000	(e	)
Accumulated deficit	(6,975,563)	(1,260,000)	(e	)	(8,235,563)

Total stockholders’ deficit	(6,975,233)	(1,260,000)			(8,235,233)

Total liabilities, Class A common stock subject to redemption, and stockholders’ deficit	$247,228,860	$36,720,000			$283,948,860

(1)

Actual includes up to 900,000 shares subject to forfeiture if the underwriters’ elected not to exercise their over-allotment option. Upon full exercise of the over-allotment option, no shares are subject to forfeiture.

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Black Mountain Acquisition Corp. (the “Company”) as of October 18, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on October 22, 2021 as described below. The Pro Forma Balance Sheet is derived from the audited Balance Sheet included in the Form 8-K filed on October 19, 2021.

The Company consummated its initial public offering (the “IPO”) of 24,000,000 units (the “Units”) on October 18, 2021. Each Unit consists of one Class A common stock, $0.0001 par value per share and three quarters of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A common stock at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $240,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to an aggregate of 3,600,000 additional Units to cover over-allotments, if any. On October 22, 2021, the Underwriters exercised the over-allotment option to purchase an additional 3,600,000 Units (the “Over-Allotment Units”), generating aggregate gross proceeds of $36,000,000 and incurring $1,980,000 in underwriting fees comprised of an initial payment of $720,000 and $1,260,000 of deferred underwriting commissions.

Simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the private placement with the Sponsor for an aggregate of 1,440,000 warrants to purchase Class A common stock for $1.00 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one Class A common stock at $11.50 per share (the “Additional Private Placement Warrants”), generating total proceeds of $1,440,000 (the “Private Placement Proceeds” and, together with the Over-Allotment Unit proceeds, the “Proceeds”). The Additional Private Placement Warrants are identical to the warrants included in the Units sold in the IPO, except that the Additional Private Placement Warrants (i) will not initially be registered under the Securities Act of 1933 and therefore will not be eligible for offer, sale, transfer or other disposition unless and until so registered or an exemption from registration applies and (ii) will be subject to transfer restrictions pursuant to lock-up provisions in a letter agreement entered with the Company.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $281,520,000 was placed in a trust account, with Continental Stock Transfer & Trust Company acting as trustee.

The Sponsor agreed to forfeit up to 900,000 Class B common stock, par value $0.0001, to the extent that the over-allotment option is not exercised in full by the underwriter. On October 22, 2021, the Underwriters exercised the over-allotment option to purchase the Over-Allotment Units thus no Class B common stock remain subject to forfeiture.

Pro forma adjustments to reflect the partial exercise of the underwriters’ over-allotment option and the sale of the Private Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in Trust Account	$36,000,000
	Class A common stock subject to possible redemption		$36,000,000
	To record sale of 3,600,000 Over-Allotment Units at $10.00 per Unit
(b)	Class A common stock subject to possible redemption	$720,000
	Cash held in Trust Account		$720,000
	To record payment of cash underwriting commissions
(c)	Additional paid-in capital	$1,260,000
	Deferred underwriters’ commissions		$1,260,000
	To record additional deferred underwriters’ commissions arising from the sale of Over-Allotment Units
(d)	Cash held in Trust Account	$1,440,000
	Class A common stock subject to possible redemption		$1,440,000
	To record sale of 1,440,000 Additional Private Placement Warrants
(e)	Accumulated deficit	$1,260,000
	Additional paid-in capital		$1,260,000
	To reclass negative additional paid-in capital to accumulated deficit